SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported) October 24, 1997



              RAWLINGS SPORTING GOODS COMPANY, INC.
      (Exact name of Registrant as specified in its charter)

     Missouri                 0-24450             43-1674348
(State or other          (Commission File    (I.R.S. Employer
jurisdiction of               Number)         Identification No.)
Incorporation)


     1859 Intertech Drive, Fenton, Missouri              63026
     (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (314) 349-5000

_________________________________________________________________
  (Former name or  former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

          Effective October 22, 1997, Carl J. Shields resigned from his positions as Chairman of the Board of Directors, Chief Executive Officer and President of Rawlings Sporting Goods Company, Inc. (the "Company"). The Board of Directors has named Howard B. Keene as acting President and Chief Executive Officer of the Company and Andrew N. Baur as the acting Chairman of the Board.

          The Company issued a press release on October 22, 1997, announcing the resignation of Carl J. Shields as Chairman, CEO and President, a copy of which is attached hereto as Exhibit
99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits. The following Exhibits are filed with this report:

EXHIBIT NO.                             DESCRIPTION

99.1                                    Press Release, issued
October 22, 1997.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              RAWLINGS SPORTING GOODS COMPANY, INC.



                              By:  /s/ Paul E. Martin
                                   Paul E. Martin,
                                   Chief Financial Officer

Date: October 24, 1997

                           EXHIBIT 99.1

                                             PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Paul E. Martin
          Chief Financial Officer
          (314) 349-3506

                  RAWLINGS ANNOUNCES RESIGNATION
           OF CHIEF EXECUTIVE OFFICER, CARL J. SHIELDS


ST. LOUIS, October 22, 1997 -- Rawlings Sporting Goods Company, Inc. (NASDAQ:RAWL) announced today that Carl J. Shields resigned as Chief Executive Officer and President of Rawlings and as Chairman of the Board of Directors and as a Director in order to pursue other opportunities. Mr. Shields has been Chairman of the Board, President and Chief Executive Officer of Rawlings since July, 1994.

The Board of Directors has appointed Howard B. Keene as acting President and Chief Executive Officer of Rawlings and Andrew N. Baur as the acting Chairman of the Board. Heading the search for a new Chief Executive Officer and Chairman will be a special committee of the Board of Directors.

Rawlings is a leading supplier of team sports equipment and apparel.